Exhibit 3.2

BYLAWS

Of

UNUSUAL MACHINES, INC.

Article I. Meeting of Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders of this Company shall be held at the time and place designated by the Board of Directors of the Company. Business transacted at the annual meeting shall include the election of directors of the Company.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when directed by (i) the Board of Directors, or (ii) by such person or persons as may be authorized by the Certificate of Incorporation or the Bylaws.

Section 3. Place. Meetings of stockholders may be held within or without the Commonwealth of Puerto Rico.

Section 4. Notice. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 60 days before the meeting, either personally, by email to the extent permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) and Rules thereunder or by first class mail, by or at the direction of the chief executive officer, the secretary, or the officer or persons calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Company, with postage there on prepaid. The provisions of Section 7.18 of the Puerto Rico General Corporation Act (the “PRGCA”) as to waiver of notice are applicable.

Section 5. Notice of Adjourned Meetings. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of adjourned meeting, shall be given as provided in this section to each stockholder of record on the new record date entitled to vote at such meeting.

Section 6. Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other purpose, the Board of Directors may fix an advance date as the record date for the determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.

In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date was adopted nor be more than 10 days after the date upon which the resolution fixing the record date is adopted.

If no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend, and no prior action by the Board of Directors is required under PRGCA, the record date shall be the first date on which a signed written consent setting forth the action to be taken or proposed to be taken is delivered to the Company.

If no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend, and prior action by the Board of Directors is required under PRGCA, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 7. Stockholder Quorum and Voting. A majority of the outstanding shares of each class or series of voting stock then entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the outstanding shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

If a quorum is present, unless otherwise provided by the Certificate of Incorporation the affirmative vote of the majority of those shares present at the meeting in person or by proxy of each class or series of voting stock and entitled to vote on the subject matter shall be the act of the stockholders except that the directors of the Company shall be elected by a plurality of such shares, and further subject to any greater voting requirement imposed by the PRGCA, the Certificate of Incorporation or these Bylaws.

After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of stockholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Section 8. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, unless otherwise provided by the Certificate of Incorporation. Whenever the phrase Certificate of Incorporation is used in these Bylaws, it shall also be deemed to refer to Articles of Incorporation.

Treasury shares, shares of stock of this Company owned by another corporation, the majority of the voting stock of which is owned or controlled by this Company, and shares of stock of this Company, held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

A stockholder may vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact.

At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent, or proxy designated by the Bylaws of the corporate stockholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate stockholder may designate. Proof of such designation may be made by presentation of a certified copy of the Bylaws or other instrument of the corporate stockholder. In the absence of any such designation, or in case of conflicting designation by the corporate stockholder, the chairman of the board, the chief executive officer or president, any vice president, secretary and treasurer of the corporate stockholder shall be presumed to possess, in that order, authority to vote such shares.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

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On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

Section 9. Proxies. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting of a stockholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

Every proxy must be signed by the stockholder or his attorney in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by law.

The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.

If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

Section 10. Action by Stockholders without a Meeting. Any action required by law, these Bylaws, or the Certificate of Incorporation of this Company to be taken at any annual or special meeting of stockholders of the Company, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

Promptly after obtaining such authorization by written consent, notice shall be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action, and, if the action be a merger or consolidation for which appraisal rights are provided under the PRGCA, be given in accordance with Section 10.13(d)(2) of the PRGCA.

Section 11. Advance Notice at Annual Meetings.

(a)               At an annual meeting of stockholders only such business shall be conducted as is a proper matter for stockholder action under the DGCL and as shall have been properly brought before the meeting. Matters may be properly brought before the annual meeting, only as follows: (i) brought before the meeting and specified pursuant to the Company’s notice of meeting of the stockholders, (ii) otherwise brought specifically by or at the direction of the Board of Directors, or (iii) by any stockholder of the Company who was a stockholder of record who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11; provided, that if such matter is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of the giving of the stockholder’s notice provided for in Section 11(b) below. Clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the Company’s notice of meeting of stockholders and proxy statement under the Exchange Act before an annual meeting of stockholders.

(b)               At an annual meeting of stockholders, the following procedures shall apply in order for a matter to be properly brought before the meeting by a stockholder.

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(i)                        For nominations for election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 11(a), the stockholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 11(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 11(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors (6) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 11(e), and (7) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 11(b)(iv). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)                        For business other than nominations for election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of Section 11(a), the stockholder must deliver written notice to the secretary at the principal executive offices of the Company on a timely basis as set forth in Section 11(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 11(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting, (2) the text of the proposal to be presented at the meeting, (3) a statement in support of the proposal, (4) a representation that such stockholder intends to appear in person, by remote communication, if applicable, or by proxy at the meeting to bring such business before the meeting, (5) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (6) the class, series and number of shares of the Company which are owned of record and beneficially owned by the stockholder, and (7) any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the Company’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 10(b)(iv).

(iii)                        To be timely, the written notice required by Section 11(b)(i) or 11(b)(ii) must be received by the secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date on which the Company released its proxy materials to its stockholders for the prior year’s annual meeting of stockholders or any longer period provided for by applicable law; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be delivered to the secretary not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever is later. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(iv)                        The written notice required by Section 11(b)(i) or 11(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the Company’s books; (B) the class, series and number of shares of the Company that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the Company entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 11(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 11(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (with respect to a notice under Section 11(b)(i)) or to carry such proposal (with respect to a notice under Section 11(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

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For purposes of Sections 11 and 12, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial owner:

(w)	the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company,

(x)	which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company,

(y)	the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or

(z)	which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the Company,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c)               A stockholder providing written notice required by Section 11(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to any adjournment or postponement thereof. In the case of an update and supplement pursuant to clause (i) of this Section 11(c), such update and supplement shall be received by the secretary at the principal executive offices of the Company not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 11(c), such update and supplement shall be delivered to, or mailed and received by, the secretary at the principal executive offices of the Company not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to any adjournment or postponement thereof.

(d)               Notwithstanding anything in Section 11(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there was no appointment of a director made or no public announcement of an appointment of a director to fill such vacancy is made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(iii), a stockholder’s notice required by this Section 11 and which complies with the requirements in Section 11(b)(i), other than the timing requirements in Section 11(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class, created by such increase, if it shall be received by the secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. For purposes of this Section 10(d), an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e)               To be eligible to be a nominee for election or re-election as a director of the Company pursuant to a nomination under clause (iii) of Section 11(a), such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 11(b)(iii) or Section 11(d), as applicable) to the secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the secretary upon written request) and a written representation and agreement (in the form provided by the secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company.

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(f)                A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Section 11(a). Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at a meeting pursuant to Section 11(b)(i) or to propose business at a meeting pursuant to Section 11(b)(ii) does not provide the information in the stockholder’s notice required under Section 11(b)(i) or 11(b)(ii), as applicable, within the applicable time periods specified in this Section 11 (including any update and supplement required under Section 11(c)), or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representations required under Section 11(b)(iv)(E), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g)               In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to the rules and regulations under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 11(a)(iii) of these Bylaws.

(h)               For purposes of Sections 11 and 12,

(i)                        “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(ii)                        “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933.

Section 12. Advance Notice at Special Meetings.

(a)               Special meetings of the stockholders of the Company called in accordance with clause (ii) of Section 2 (a “Stockholder-Requested Meeting”), must be called in compliance with the requirements of Section 11(b). A request to call a special meeting pursuant to clause (ii) of Section 2 shall not be valid unless made in accordance with the requirements and procedures set forth in this Section 12. Except as may otherwise be required by law, the Board of Directors shall determine, in its sole judgment, the validity of any request under clause (ii) of Section 2, including whether such request was properly made in compliance with these Bylaws.

(b)               For a special meeting called pursuant to Section 2, the Board of Directors shall determine the time and place of such special meeting, subject to the provisions below with respect to a Stockholder-Requested Meeting. Following determination of the time and place of the meeting, the secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with these Bylaws. For a Stockholder-Requested Meeting, the request shall (i) be in writing, signed and dated by the stockholders who have who delivered the written request for the special meeting, (ii) set forth the purpose of calling the special meeting and include the information required by the stockholder’s notice as set forth in Section 11(b)(i), including the questionnaire, representation and agreement required by Section 11(e) (for nominations for the election to the Board of Directors) and in Section 10(b)(ii) (for the proposal of business other than nominations), (iii) be delivered personally or sent by certified or registered mail, return receipt requested, to the secretary at the principal executive offices of the Company. The stockholder shall also update and supplement such information as required under Section 11(c). If the Board of Directors determines that a request pursuant to clause (ii) of Section 2 is valid, the Board of Directors shall determine the time and place, if any, of a Stockholder-Requested Meeting, which time shall be not less than 90 nor more than 120 days after the receipt of such request, and shall set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in these Bylaws. No business may be transacted at a special meeting, including a Stockholder-Requested Meeting, otherwise than as specified in the notice of meeting.

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(c)               Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Company who is a stockholder of record at the time of giving notice provided for in this Section 12(c), who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the Company setting forth the information required by Section 11(b)(i); provided, that if such nominee is proposed on behalf of a beneficial owner it may only be properly brought before the meeting, if such beneficial owner was the beneficial owner of shares of the Company at the time of giving notice provided for in this Section 12(c). In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company’s notice of meeting, if written notice setting forth the information required by Section 11(b)(i) shall be received by the secretary at the principal executive offices of the Company no later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 11(c). In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d)               Notwithstanding the foregoing provisions of this Section 11, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 12. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors and/or proposals of other business to be considered pursuant to Section 2 of these Bylaws.

Article II. Directors

Section 1. Function. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board of Directors.

Section 2. Qualification. Directors need not be residents of the Commonwealth of Puerto Rico or stockholders of this Company.

Section 3. Compensation. The Board of Directors shall have authority to fix the compensation of directors.

Section 4. Duties of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by:

(a)               one or more officers or employees of the Company whom the director reasonably believes to be reliable and competent in the matters presented,

(b)               counsel, public accountants or other persons as to matters which the director reasonably believes to be within such person’s professional or expert competence, or

(c)               a committee of the board upon which he does not serve, duly designated in accordance with a provision of the Certificate of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

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A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the Company.

Section 5. Presumption of Assent. A director of the Company who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

Section 6. Number. This Company shall have between one and nine directors. The number of directors may be established from time to time by resolution of the Board of Directors, but no decrease shall have the effect of shortening the terms of any incumbent director.

Section 7. Election and Term. Each person initially appointed to the initial Board of Directors and all other directors appointed by the Board of Directors to fill vacancies thereof shall hold office until the first annual meeting of stockholders, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

At the first annual meeting of stockholders and at each annual meeting thereafter the stockholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 8. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the stockholders.

Section 9. Removal of Directors. At a meeting of the stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of each class or series of voting stock, present in person or by proxy, then entitled to vote at an election of directors.

Section 10. Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11. Director Conflicts of Interest. No contract or other transaction between this Company and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such purpose, if:

(a)               The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

(b)               The fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

(c)               The contract or transaction is fair and reasonable as to the Company at the time it is authorized by the board, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

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Section 12. Place of Meeting. Regular and special meetings by the Board of Directors may be held within or without the Commonwealth of Puerto Rico.

Section 13. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice immediately preceding or after the annual meeting to stockholders. Notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, any form of electronic or telephonic notice including email transmission, as long as the director is able to retain a copy of the notice at least one day before the meeting.

Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by the chief executive officer of the Company or by any director.

Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment including video conferencing accessible on the Internet by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 14. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Company, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action to be taken, signed by all of the directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

Section 15. Committees. The Board of Directors may designate from among its members such committees it deems prudent, such as, but not limited to, an executive committee, audit committee, compensation committee, and a nominating or corporate governance committee.

Article III. Officers

Section 1. Officers. The officers of this Company shall consist of a chief executive officer, president, chief financial officer, chief accounting officer, any vice presidents designated by the Board of Directors, secretary, treasurer and such other officers as may be designated by the Board of Directors, each of whom shall be appointed by the Board of Directors, from time-to-time. Any two or more offices may be held by the same person. The failure to elect any of the above officers shall not affect the existence of this Company.

Section 2. Duties. The officers of this Company shall have the following duties and such other duties as delegated by the president and chief executive officer.

The chief executive officer of the Company shall (i) have general and active management of the business and affairs of the Company and (ii) be the senior officer of the Company, subject to the directions of the Board of Directors.

The president shall be the Chief Operating Officer and shall act whenever the chief executive officer is unavailable.

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The chief financial officer shall be the chief financial officer, be primarily responsible for all filings with the Securities and Exchange Commission and shall act whenever the chief executive officer and president are unavailable. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Company and shall perform such other duties as the Bylaws provide or the Board of Directors may prescribe.

The chief accounting officer shall keep correct and complete records of account, showing accurately at all times the financial condition of the Company. The chief accounting officer may also be the chief financial officer. If the chief accounting officer is not also the chief financial officer, he shall provide assistance to the chief financial officer and act whenever the chief financial officer shall be unavailable.

Any vice president(s) shall perform such duties as may be prescribed by the Board of Directors unless otherwise designated by the Board of Directors, all officers shall report to the chief executive officer.

The secretary shall have custody of and maintain all of the corporate records, except the financial records, shall record the minutes of all meetings of the stockholders and the Board of Directors including committees and shall perform such other duties as may be prescribed by the Board of Directors.

The treasurer shall be the legal custodian of all monies, notes, securities and other valuables that may from time to time come into the possession of the Company. He shall immediately deposit all funds of the Company coming into his hands in some reliable bank or other depositary to be designated by the Board of Directors and shall keep such bank account(s) in the name of the Company.

Section 3. Removal of Officers. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

Any vacancy, however, occurring, in any office may be filled by the Board of Directors.

Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not of itself create contract rights.

Article IV. Stock Certificates

Section 1. Issuance. Every holder of shares in this Company shall be entitled to request a certificate, representing all shares to which he is entitled. No certificate shall be issued for any share until such share is fully paid.

Section 2. Form. Certificates representing shares in this Company shall be signed by the chair or vice chair of the Board of Directors or by the president or vice president and treasurer or assistant treasurer, or the secretary or assistant secretary or and may be sealed with the seal of this Company or a facsimile thereof. The signature of the chair or vice chair of the Board of Directors or by the president or vice president and treasurer or assistant treasurer, or the secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Company itself or an employee of the Company. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer at the date of its issuance.

Every certificate representing shares issued by this Company shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Company will furnish to any stockholder upon request and without charge a full statement of, the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares which are restricted as to the sale, disposition, or other transfer of such shares shall state that such shares are restricted as to transfer and shall set forth or fairly summarize upon the certificate, or shall state that the Company will furnish to any stockholder upon request and without charge a full statement of, such restrictions.

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Each certificate representing shares shall state upon its face: the name of the Company; that the Company is organized under the laws of the Commonwealth of Puerto Rico; the name of the person or persons to whom issued; the number and class of shares, and the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value.

Section 3. Transfer of Stock. Except as provided in Section 4 of this Article, the Company shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his duly authorized attorney, and the signature of such person has a medallion guarantee.

Section 4. Off-Shore Offerings. In all offerings of equity securities pursuant to Regulation S of the Securities Act of 1933 (the “Act”), the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption under the Act.

Section 5. Lost, Stolen or Destroyed Certificates. The Company shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issuance of a new certificate before the Company has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the Company may direct, to indemnify the Company, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction, or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the Company.

Article V. Books and Records

Section 1. Books and Records. This Company shall keep correct and complete records and books of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and committees of directors.

This Company shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders, and the number, class and series, if any, of the shares held by each.

Any books, records and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

Any person who shall have been a holder of record of shares or of voting trust certificates therefor at least six months immediately preceding his demand or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent of the outstanding shares of any class or series of the Company, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose its relevant books and records of accounts, minutes and records of stockholders and to make extracts therefrom.

Section 2. Financial Information. Not later than four months after the close of each fiscal year, this Company shall prepare a balance sheet showing in reasonable detail the financial condition of the Company as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the Company during its fiscal year.

Upon the written request of any stockholder or holder of voting trust certificates for shares of the Company, the Company shall mail or email to such stockholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

The balance sheets and profit and loss statements shall be filed in the registered office of the Company in this state, shall be kept for at least five years, and shall be subject to inspection during business hours by any stockholder or holder of voting trust certificates, in person or by agent.

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Article VI. Dividends

The Board of Directors of this Company may, from time-to-time, declare and the Company may pay dividends on its shares in cash, property or its own shares, except when the Company is insolvent or when the payment thereof would render the Company insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in the Certificate of Incorporation, subject to the following provisions:

(a)               Dividends in cash or property may be declared and paid, except as otherwise provided in this section, only out of the unreserved and unrestricted earned surplus of the Company or out of capital surplus, howsoever arising but each dividend paid out of capital surplus shall be identified as a distribution of capital surplus, and the amount per share paid from such surplus shall be disclosed to the stockholders receiving the same concurrently with the distribution.

(b)               Dividends may be declared and paid in the Company’s own common stock.

(c)               Dividends may be declared and paid in the Company’s own authorized but unissued shares out of any unreserved and unrestricted surplus of the Company upon the following conditions:

(1)	If a dividend is payable in shares having a par value, such shares shall be issued at not less than the par value thereof and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate par value of the shares to be issued as a dividend.

(2)	If a dividend is payable in shares without a par value, such shares shall be issued at such stated value as shall be fixed by the Board of Directors by resolution adopted at the time such dividend is declared, and there shall be transferred to stated capital at the time such dividend is paid an amount of surplus equal to the aggregate stated value so fixed in respect of such shares; and the amount per share so transferred to stated capital shall be disclosed to the stockholders receiving such dividend concurrently with the payment thereof.

(d)               No dividend payable in shares of any class shall be paid to the holders of shares of any other class unless the Certificate of Incorporation so provide or such payment is authorized by the affirmative vote or the written consent of the holders of at least a majority of the outstanding shares of the class in which the payment is to be made.

(e)               A split-up or division of the issued shares of any class into a greater number of shares of the same class without increasing the stated capital of the Company shall not be construed to be a share dividend within the meaning of this section.

Article VII. Corporate Seal

The Company may, but need not, have a corporate seal, and the use or nonuse of a corporate seal shall not affect the validity, recordability, or enforceability of a document or act. The Board of Directors may adopt a corporate seal, but the use of the seal is not required. The seal need only include the word “Seal”, but it may also include, at the discretion of the Board of Directors, such additional wording as is permitted by the PRGCA.

Article VIII. Amendment

These Bylaws may be repealed or amended, and new Bylaws maybe adopted, by the Board of Directors or the stockholders.

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Article IX. Indemnification

Section 1. Indemnification Rights and Procedures.

(a)               Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding (except as provided in Section 1(f)) whether civil, criminal or administrative, (a “Proceeding”), or is contacted by any governmental or regulatory body in connection with any investigation or inquiry (an “Investigation”), by reason of the fact that he or she is or was a director or executive officer (as such term is utilized pursuant to interpretations under Section 16 of the Exchange Act) of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), whether the basis of such Proceeding or Investigation is alleged action in an official capacity or in any other capacity as set forth above shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL was the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise (an “Undertaking”).

(b)               If a claim under this Section 1(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In

(i)                        any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and

(ii)                        any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the PRGCA. Neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the PRGCA, nor an actual determination by the Company (including its board of directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Section or otherwise shall be on the Company.

(c)               The rights to indemnification and to the Advancement of Expenses conferred in this Section 1 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

(d)               The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the PRGCA.

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(e)               The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Section 1 with respect to the indemnification and Advancement of Expenses of directors, and executive officers of the Company.

(f)                Notwithstanding the indemnification provided for by this Section 1, the Company’s Bylaws, or any written agreement, such indemnity shall not include any Advancement of Expenses incurred by such Indemnitees relating to or arising from any Proceeding in which the Company asserts a direct claim against an Indemnitee, or an Indemnitee asserts a direct claim against the Company, whether such claim is termed a complaint, counterclaim, crossclaim, third-party complaint or otherwise. Following the termination of any Proceeding referred to in this Section 1(f), the Company may provide indemnification in accordance with this Section 1, the Company’s Certification of Incorporation, as amended, any written agreement or the PRCGA.

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